Consent of Independent Registered Public Accounting Firm

The Board of Trustees
JNL Series Trust:

We consent to the use of our report dated February 28, 2014 with respect to the financial statements of JNL/Mellon Capital International Index Fund, a series of JNL Series Trust as of December 31, 2013,  incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Information Statement and Prospectus filed on Form N-14.

/s/ KPMG LLP
July 23, 2014
Chicago, Illinois

Consent of Independent Registered Public Accounting Firm

The Board of Managers
JNL Variable Fund LLC:

We consent to the use of our report dated February 28, 2014 with respect to the financial statements of JNL/Mellon Capital NYSE® International 25 Fund, a portfolio of JNL Variable Fund LLC as of December 31, 2013,  incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Information Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
July 23, 2014
Chicago, Illinois